Exhibit 99.1

SAFETY ANNOUNCES FIRST QUARTER 2013 RESULTS AND DECLARES SECOND QUARTER 2013 DIVIDEND

Boston, Massachusetts, May 6, 2013.  Safety Insurance Group, Inc. (NASDAQ:SAFT) today reported first quarter 2013 results.  Net income for the quarter ended March 31, 2013 was $14.0 million, or $0.91 per diluted share, compared to $17.2 million, or $1.13 per diluted share, for the comparable 2012 period.  Safety’s book value per share decreased to $45.14 at March 31, 2013 from $45.31 at December 31, 2012.  Safety paid $0.60 per share in dividends to investors during the quarter ended March 31, 2013, compared to $0.50 per share during the comparable 2012 period.  Safety paid $2.20 per share in dividends to investors during the year ended December 31, 2012.

Direct written premiums for the quarter ended March 31, 2013 increased by $9.3 million, or 5.3%, to $185.6 million from $176.3 million for the comparable 2012 period.  The 2013 increase occurred primarily in our personal automobile, commercial automobile, and homeowners business lines, which experienced increases of 4.8%, 2.6% and 4.5%, respectively, in average written premium per exposure.  Written exposures decreased by 1.2% in our personal automobile line and increased by 11.0% and 5.0% in our commercial automobile and our homeowners business lines, respectively.

Net written premiums for the quarter ended March 31, 2013 increased by $9.4 million, or 5.5%, to $178.7 million from $169.3 million for the comparable 2012 period.  Net earned premiums for the quarter ended March 31, 2013 increased by $10.9 million, or 7.0%, to $166.4 million from $155.5 million for the comparable 2012 period.  Net written and net earned premiums increased primarily due to the factors that increased direct written premiums.

Net investment income for the quarter ended March 31, 2013 increased by $0.5 million, or 4.8%, to $10.4 million from $9.9 million for the comparable 2012 period.  Net effective annualized yield on the investment portfolio remained consistent at 3.6% for the quarters ended March 31, 2013 and 2012.  Our duration was 3.7 years at March 31, 2013, up from 3.6 years at December 31, 2012.

For the quarter ended March 31, 2013, loss and loss adjustment expenses incurred increased by $14.1 million, or 14.4%, to $112.1 million from $98.0 million for the comparable 2012 period.  The increase was primarily due to a more typical level of catastrophe and non-catastrophe claims activity throughout out our personal and commercial property lines as a result of severe and snowy winter weather in the Northeast during the quarter ended March 31, 2013, compared to unusually low claims activity attributable to the mild weather with minimal snowfall during the comparable 2012 period.  Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended March 31, 2013 were 67.4%, 30.1%, and 97.5%, respectively, compared to 63.0%, 31.2%, and 94.2%, respectively, for the comparable 2012 period.  Total prior year favorable development included in the pre-tax results for the quarter ended March 31, 2013 was $7.4 million compared to $4.0 million for the comparable 2012 period.

Today, our Board of Directors approved and declared a quarterly cash dividend of $0.60 per share on the issued and outstanding common stock, payable on June 14, 2013 to shareholders of record at the close of business on June 3, 2013.

About Safety:  Safety Insurance Group, Inc. is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company which are Boston, MA, based writers of property and casualty insurance.  Safety is a leading writer of personal automobile insurance in Massachusetts.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31, 2012 Form 10-K with the SEC on March 18, 2013 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.
Office of Investor Relations
877-951-2522
InvestorRelations@SafetyInsurance.com

Cautionary Statement under “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements.  These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.  Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31,	December 31,
	2013	2012
	(Unaudited)
Assets
Investments:
Securities available for sale:
Fixed maturities, at fair value (amortized cost: $1,085,903 and $1,100,414)	$1,142,406	$1,165,553
Equity securities, at fair value (cost: $42,096 and $21,237)	45,069	22,800
Total investments	1,187,475	1,188,353
Cash and cash equivalents	39,704	35,383
Accounts receivable, net of allowance for doubtful accounts	173,330	165,750
Receivable for securities sold	1,582	835
Accrued investment income	10,087	10,587
Taxes recoverable	—	5,529
Receivable from reinsurers related to paid loss and loss adjustment expenses	6,113	6,610
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	53,426	52,185
Ceded unearned premiums	16,534	16,206
Deferred policy acquisition costs	62,057	60,665
Equity and deposits in pools	18,267	16,965
Other assets	16,673	15,278
Total assets	$1,585,248	$1,574,346

Liabilities
Loss and loss adjustment expense reserves	$431,796	$423,842
Unearned premium reserves	365,796	353,219
Accounts payable and accrued liabilities	44,622	65,458
Taxes payable	1,419	—
Payable for securities purchased	19,721	2,630
Payable to reinsurers	6,373	7,056
Deferred income taxes	5,732	8,202
Other liabilities	13,308	19,580
Total liabilities	888,767	879,987

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,158,536 and 17,052,034 shares issued	171	170
Additional paid-in capital	165,074	163,041
Accumulated other comprehensive income, net of taxes	38,660	43,356
Retained earnings	548,145	543,361
Treasury stock, at cost: 1,728,645 shares	(55,569)	(55,569)
Total shareholders’ equity	696,481	694,359
Total liabilities and shareholders’ equity	$1,585,248	$1,574,346

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012
Net earned premiums	$166,439	$155,536
Net investment income	10,387	9,909
Net realized gains on investments	402	456
Finance and other service income	4,568	4,505
Total revenue	181,796	170,406

Losses and loss adjustment expenses	112,145	98,044
Underwriting, operating and related expenses	50,098	48,538
Interest expense	22	22
Total expenses	162,265	146,604

Income before income taxes	19,531	23,802
Income tax expense	5,547	6,593
Net income	$13,984	$17,209

Earnings per weighted average common share:
Basic	$0.91	$1.13
Diluted	$0.91	$1.13

Cash dividends paid per common share	$0.60	$0.50

Number of shares used in computing earnings per share:
Basic	15,339,690	15,217,360
Diluted	15,356,754	15,225,852

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2013	2012
Written Premiums
Direct	$185,554	$176,253
Assumed	6,036	4,723
Ceded	(12,902)	(11,678)
Net written premiums	$178,688	$169,298

Earned Premiums
Direct	$173,689	$162,406
Assumed	5,324	4,267
Ceded	(12,574)	(11,137)
Net earned premiums	$166,439	$155,536